UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 10, 2025

Date of Report (Date of earliest event reported)

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer Street

Stamford, Connecticut 06926

(Address of principal executive offices, including zip code)

(203) 356-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2025, the Board of Directors (the “Board”) of Pitney Bowes Inc. (the “Company”) appointed Wayne Walker to serve as a director of the Board, effective as of September 15, 2025. Mr. Walker will serve on the Governance Committee and the Executive Compensation Committee of the Board. Mr. Walker will participate in the standard non-management director compensation arrangements described in the Company’s proxy statement.

In addition, Shemin Nurmohamed ceased serving as Executive Vice President and President, Sending Technology Solutions and departed from the Company, effective as of end of business on September 11, 2025. She will be succeeded by Todd Everett, who resigned from the Board on September 11, 2025, with such resignation effective as of September 14, 2025.

Appointment of Wayne Walker as a Director

Mr. Walker, age 66, has over 35 years of experience in corporate governance, turnaround management, corporate restructuring, and bankruptcy matters. In 1998, Mr. Walker founded Walker Nell Partners, Inc., an international business consulting firm, and has served as its president from its founding to the present. Before founding Walker Nell Partners, Inc., Mr. Walker worked for 15 years at the DuPont Company in Wilmington, Delaware, in the Securities and Bankruptcy group, where he worked in the Corporate Secretary’s office and served as Senior Counsel. Mr. Walker also served on the global leadership teams of DuPont Corian(r) and Electronic Materials businesses.

From 2022 to present, Mr. Walker has served as a director of Outdoor Holding Company, formerly AMMO, Inc. (Nasdaq: POWW), a premier online marketplace for firearms and outdoor gear. From December 2020 to the present, Mr. Walker has served as a director of StableX Technologies, Inc., formerly “AYRO, Inc.” (Nasdaq: SBLX), a company focused on the growth of the stablecoin industry and PharmaCyte Biotech, Inc. (Nasdaq: PMCB), a biotechnology company focused on developing cellular therapies.

From 2018 to 2023, Mr. Walker served as a director of Wrap Technologies, Inc. (Nasdaq: WRAP), an innovator of modern policing solutions, where he served as chairperson of the board. From 2018 to 2023, Mr. Walker served as a director of Pitcairn Company and as the Chair of its Compensation Committee.

From 2013 to 2020, Mr. Walker served as chairperson of the board of trustees of National Philanthropic Trust, a public donor advised fund charity. From 2018 to 2020, Mr. Walker served as Vice President of the Board of Education of the City of Philadelphia. Mr. Walker has also served on the board of directors for many other companies, foundation, and charities. Mr. Walker has a Doctor of Jurisprudence from Catholic University (Washington, DC) and a Bachelor of Arts from Loyola University (New Orleans). He is an attorney licensed by the State Bar of Georgia. He is a member of the State Bar Association of Georgia and the National Association of Corporate Directors.

There are no arrangements or understandings between Mr. Walker and any person pursuant to which Mr. Walker was selected as a director, and no family relationships exist between Mr. Walker and any director or executive officer of the Company. Mr. Walker is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On September 12, 2025, the Company issued a press release announcing Mr. Walker’s appointment as a director of the Board, Mr. Everett’s resignation from the Board and Ms. Nurmohamed’s departure from the Company. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated September 12, 2025, regarding Executive and Board Transition.

104	Cover Page Interactive Data File - the cover page from this Current Report on Form 8-K, formatted as Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

Date: September 12, 2025	By:	/s/ Lauren Freeman-Bosworth
	Name:	Lauren Freeman-Bosworth
	Title:	Executive Vice President, General Counsel and Corporate Secretary